UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 15, 2023

ALICO, INC.

(Exact name of registrant as specified in its charter)

Florida	0-261	59-0906081
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10070 Daniels Interstate Court, Suite 200, Fort Myers, FL 33913

(Address of principal executive offices)(Zip Code)

239-226-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ALCO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2023, Alico, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with John E. Kiernan which modified certain terms of Mr. Kiernan’s compensation arrangements, including the amended and restated employment agreement between the Company and Mr. Kiernan, dated as of April 1, 2022 (the “Employment Agreement”) and the annual performance and long term bonus agreement between the Company and Mr. Kiernan, dated as of April 1, 2022 (the “Bonus Agreement”). Pursuant to the Letter Agreement: (i) effective as of October 1, 2022, Mr. Kiernan revoked his waiver of his right to receive an annual cash retainer under the Company’s director compensation plan for his service on the Company’s board of directors (the “Board”), and thus, subject to the terms of the director compensation plan, he shall be eligible to receive an annual cash retainer of $75,000 for his services as a director; (ii) Mr. Kiernan will be eligible to earn a long term real estate bonus based on the occurrence of certain citrus grove sales that are consummated during the period beginning October 1, 2022 and ending September 30, 2024 in accordance with the terms of the Letter Agreement and Bonus Agreement; (iii) notwithstanding anything to the contrary in the Bonus Agreement, any long term real estate bonuses earned by Mr. Kiernan under the Bonus Agreement will be paid within sixty days following the end of the fiscal year in which such long term real estate bonus is earned (but no later than December 31 of the calendar year in which such long term real estate bonus is earned); and (iv) in the event the Company receives any federal relief proceeds relating to a hurricane or other natural disaster event during the one-year period following Mr. Kiernan’s termination of employment for any reason other than for “cause” (as defined in the Employment Agreement) which would have increased the amount of any bonus earned and paid or payable to Mr. Kiernan under the Bonus Agreement had the amount of such federal relief proceeds been factored into the applicable performance measures used to calculate such bonus, Mr. Kiernan will be entitled to a cash payment equal to the difference between the amount of the bonus that was previously paid (or earned and payable) to him and the amount that would have been paid had such federal relief proceeds been factored into the applicable performance measures used to calculate such bonus, as determined by the Board in its discretion.

The foregoing description of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Letter Agreement regarding amendment to compensation arrangements, dated May 15, 2023, by and between the registrant and John Kiernan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2023	ALICO, INC.

	By:	/s/ Perry Del Vecchio

Perry Del Vecchio
Chief Financial Officer